EXHIBIT 23

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of The Savannah Bancorp, Inc.

      We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No.333-69175) of The Savannah Bancorp, Inc. of our report dated January 28, 2005, relating to the consolidated financial statements which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

Atlanta, Georgia
March 25, 2005